UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Chart Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	34-1712937 (I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive Suite 300 Garfield Heights, Ohio (Address of Principal Executive Offices)	44125-5370 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file numbers to which this form relates: 333-133254
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.01 per share (the “Common Stock”), of Chart Industries, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-133254) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.
Item 2. Exhibits.
          The following exhibits are filed as part of this registration statement:

3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Amended and Restated By-Laws(2)

4.1	Form of Certificate of Registrant’s Common Stock(3)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Chart Industries, Inc. (Registrant)
By:	/s/ Matthew J. Klaben
	Name:	Matthew J. Klaben
	Title:	Vice President, General Counsel and Secretary

Date: July 20, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Amended and Restated By-Laws(2)

4.1	Form of Certificate for Registrant’s Common Stock(3)
_______________
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254)

4